UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
NAUTICUS ROBOTICS, INC.
(Name of Registrant as Specified in Its Charter)

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Nauticus Robotics, Inc.
Supplement to Definitive Proxy Statement
regarding Special Meeting of Shareholders
on June 17, 2024

The Board of Directors (the “Board”) of the Nauticus Robotics, Inc. (the “Company”) has approved a revision to Proposal #3 (the “Supplement”) in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2024 regarding the Special Meeting (the “Special Meeting”) scheduled for June 17, 2024. This Supplement is being filed with the SEC on or about May 22, 2024.

The purpose of the Supplement is to ensure that the Company has authority to enact a reverse split at a ratio appropriate to address NASDAQ compliance requirements. Proposal #3 is hereby revised to read as follows:

“To approve a proposal authorizing the Board of Directors of the Company to enact a reverse split of its shares at a ratio between one to six and one to seventy.”

All references to “one to twenty” in the language describing Proposal 3 in the Proxy Statement are updated to read “one to seventy” and the table on Page 17 of the Proxy Statement containing approximate information as March 26, 2024, the record date for the Special Meeting, is updated to read as follows:

	No Reverse Split	One-to-Six	One-to-70
Common Stock	57,317,025	9,552,838	818,815
Public Warrants	8,625,000	1,437,500	123,214
Private Warrants	7,175,000	1,195,833	102,500
SPA Warrants	21,672,526	3,612,088	309,608
Convertible Debentures	95,670,851	15,945,142	1,366,726
September 2024 Term Loan	2,674,691	445,782	38,210
January 2024 Term Loan	18,664,024	3,110,671	266,629
RSUs and Options under Equity Plans	10,235,518	1,705,920	146,222

Except as described herein, none of the items or information in the Proxy Statement are affected by this Supplement. A new proxy card will be distributed to stockholders on or about May 22, 2024. The record date for the Special Meeting will remain the close of business on March 26, 2024. Stockholders may vote online at www.proxyvote.com, by telephone at 1-800-690-6903, or by mail, in each case by following the information on the proxy cards provided to them. Votes will be accepted up to and during the adjourned meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

NAUTICUS ROBOTICS, INC.
Special Meeting of Shareholders

This proxy is solicited by the Board of Directors

The shareholders hereby appoint John W. Gibson, Jr. and Nicholas J. Bigney, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NAUTICUS ROBOTICS, INC. that the shareholders are entitled to vote at the Special Meeting of Shareholders to be held at 11:00 AM, EDT on June 17, 2024, at 1550 Lamar Street, Houston, TX 77010, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side

NAUTICUS ROBOTICS, INC. 17146 FEATHERCRAFT LANE #450 WEBSTER, TX 77598
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/16/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/16/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4
		For	Against	Abstain
1.	To approve an an amendment to our Second Amended and Restated Certificate of Incorporation	☐	☐	☐

2.
To approve the issuance of shares of the Company’s common stock:

(i)upon the conversion of debt under our Senior Secured Term Loan Agreement;

(ii)upon the conversion of debt under our Original Issue Discount Exchanged Senior Secured Convertible Debentures Due September 9, 2026; and

(iii)upon the exercise of warrants to purchase share of our common stock issued pursuant to the Amended Securities Purchase Agreement.
		☐	☐	☐

3.	To approve a proposal authorizing the Board of Directors of the Company to enact a reverse split of its shares at a ratio between one to six and one to seventy.	☐	☐	☐

4.	To approve a proposal to adjourn the Special Meeting to a later date or dates.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date